EXHIBIT 99.1

First Mid Bancshares, Inc. Completes Acquisition of Delta Bancshares Company

MATTOON, Ill., Feb. 14, 2022 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (“First Mid” or the “Company”) announced today that the acquisition of Delta Bancshares Company (“Delta”), which includes Jefferson Bank and Trust (“Jefferson”), has been completed.

As of December 31, 2021, Delta had approximately $718 million in total assets, $560 million in deposits and $424 million in loans through 5 locations in the St. Louis metro area. With the completion of this acquisition, First Mid has approximately $6.7 billion in total assets.

There are no immediate changes for Jefferson customers. The conversion of accounts from Jefferson Bank and Trust is expected to happen in June of this year. Customers will receive information well in advance of any changes that may affect them.

“We are excited to expand our presence in the St. Louis market area and welcome Jefferson's customers and employees to First Mid. The larger banking network and enhanced products and services, including mortgage banking, wealth management and insurance, will provide Jefferson’s customers and communities with additional benefits,” said Joe Dively, First Mid Chairman and Chief Executive Officer.

About First Mid Bancshares, Inc.: First Mid Bancshares, Inc. is the parent company of First Mid Bank & Trust, N.A., Jefferson Bank and Trust, First Mid Insurance Group and First Mid Wealth Management Company. First Mid is a $6.7 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, and Texas, and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 157 years. More information about the Company is available on our website at www.firstmid.com.

Forward Looking Statements: This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses, planned schedules and impacts from COVID-19. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impact of such pandemic, including responses to the pandemic by the government, businesses and consumers, on First Mid’s operations and personnel, commercial activity and demand across First Mid’s business and customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s liquidity and capital positions, impair the ability of First Mid’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses; and the impact of the COVID-19 pandemic on First Mid’s financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Aaron Holt
Director of Investor Relations
217-258-0463
aholt@firstmid.com

Media Contact:
Laura Zuhone
Director of Marketing
217-258-0675
lzuhone@firstmid.com